SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way
Woburn, MA
(Address of principal executive offices)

01801
(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement

On January 19, 2006, the Compensation, Nominating and Governance Committee of the Board of Directors of ArQule, Inc. awarded cash bonuses to the company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the United States Securities and Exchange Commission) in respect of the company’s performance for the fiscal year ended December 31, 2005.  Bonuses were awarded as follows:

Executive Officer	Amount

Stephen A. Hill, President and Chief Executive Officer	$203,528

Chiang J. Li, Vice President and Chief Scientific Officer	$107,105

Louise A. Mawhinney, Vice President, Chief Financial Officer, Treasurer and Secretary	$50,000

On January 19, 2006, the Compensation, Nominating and Governance Committee of the Board of Directors of ArQule, Inc. approved base salaries and bonus ranges for the company’s named executive officers for fiscal year 2006.  The Compensation, Nominating and Governance Committee annually evaluates the performance and determines the total compensation of the company’s named executive officers based on the Committee’s assessment of each individual’s responsibilities and performance, the company’s performance and compensation for comparable positions in similar, publicly-traded biotechnology and biopharmaceutical companies located in the northeastern United States.  The base salaries and bonus ranges are as follows:

Executive Officer	Base Salary	Maximum Potential Bonus (% of Base Salary)

Stephen A. Hill, President and Chief Executive Officer	$449,904	50%

Chiang Li, Vice President and Chief Scientific Officer	$321,048	35%

Louise A. Mawhinney, Vice President, Chief Financial Officer, Treasurer and Secretary	$217,641	25%

Dr. Hill, Dr.Li, and Ms. Mawhinney have employment agreements with the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Louise A. Mawhinney
Louise A. Mawhinney
Vice President, Chief Financial Officer, Treasurer and Secretary

Date: January 25, 2006